OMB APPROVAL
                                   OMB Number:   3235-0145
                                   Expires:  September 31, 1994
                                   Estimated Average Burden
                                     hours per response:  14.90


                             UNITED STATES
                  SECURITIES AND EXCHANGE COMMISSION
                        Washington, D.C.  20549


                             SCHEDULE 13G


               Under the Securities Exchange Act of 1934
                      (Amendment No. [_______])*


                          HENRY SCHEIN, INC.
                           (Name of issuer)


              Common Stock, par value $0.01 per share
                  (Title of class of securities)


                             8064707102
                           (CUSIP number)



Check the following box if a fee is being paid with this statement [x]. (A fee is not required only if the filing person:
(1) has a previous statement on file reporting beneficial ownership of more than five percent of the class of securities described in Item 1; and (2) has filed no amendment subsequent thereto reporting beneficial ownership of five percent or less of such class.) (See Rule 13d-7.)


* The remainder of this cover page shall be filled out for a reporting person's initial filing on this form with respect to the subject class of securities, and for any subsequent amendment containing information which would alter the disclosures provided in a prior cover page.

     The information required in the remainder of this cover page shall not be deemed to be "filed" for the purpose of Section 18 of the Securities Exchange Act of 1934 ("Act") or otherwise subject to the liabilities of that section of the Act but shall be subject to all other provisions of the Act (however, see the Notes).



1    NAME OF REPORTING PERSON
     Trust established by Marvin H. Schein under Trust Agreement dated May 12, 1995.

     S.S. or I.R.S. IDENTIFICATION NO. OF ABOVE PERSON



2    CHECK THE APPROPRIATE BOX IF A MEMBER OF A GROUP*   (a) [ ]
                                                         (b) [x]


3    SEC USE ONLY



4    CITIZENSHIP OR PLACE OF ORGANIZATION
     United States


     NUMBER OF      5    SOLE VOTING POWER          0
     SHARES
     BENEFICIALLY   6    SHARED VOTING POWER        2,784,938.90
     OWNED BY
     EACH           7    SOLE DISPOSITIVE POWER     0
     REPORTING
     PERSON         8    SHARED DISPOSITIVE POWER   2,784,938.90
     WITH


9    AGGREGATE AMOUNT BENEFICIALLY OWNED BY EACH REPORTING PERSON
     2,784,938.90


10   CHECK BOX IF THE AGGREGATE AMOUNT IN ROW (9) EXCLUDES
     CERTAIN SHARES*                                        [x]


11   PERCENT OF CLASS REPRESENTED BY AMOUNT IN ROW (9)
     15.2%


12   TYPE OF REPORTING PERSON*
     00




               *SEE INSTRUCTIONS BEFORE FILLING OUT!





Item 1(a).     Name of Issuer:

     The name of the Issuer is Henry Schein, Inc. (the
"Company").

Item 1(b).     Address of Issuer's Principal Executive Offices:

     The address of the Company's principal executive office is 135 Duryea Road, Melville, New York 11747.

Item 2(a).     Name of Person Filing:

     The name of the person filing is the Trust established by Marvin H. Schein under Trust Agreement dated May 12, 1995 (the
"Trust").

Item 2(b).     Address of Principal Business Office or, if None,
               Residence:

     The address of the Trust's principal business office is c/o
Leslie J. Levine, Ackerman, Levine & Cullen LLP, 175 Great Neck
Road, Great Neck, New York  11021.

Item 2(c).     Citizenship:

     Not applicable.

Item 2(d).     Title of Class of Securities

     This Schedule relates to the Common Stock, par value $.01 per share ("Common Stock") of the Company.

Item 2(e).     CUSIP Number:

     The CUSIP number of the Common Stock is 806407102.

Item 3. If this statement is filed pursuant to Rule 13d-1(b), or 13d-2(b), check whether the person filing is a:
                         Not Applicable

     (a) [ ] Broker or Dealer registered under Section 15 of the Act

     (b)  [ ]  Bank as defined in section 3(a)(6) of the Act

     (c) [ ] Insurance Company as defined in section 3(a)(19) of the Act

     (d) [ ] Investment Company registered under section 8 of the Investment Company Act




     (e) [ ] Investment Advisor registered under section 203 of the Investment Advisors Act of 1940

     (f) [ ] Employee Benefit Plan, Pension Fund which is subject to the provisions of the Employee Retirement Income Security Act of 1974 or Endowment Fund; see Sec. 240.13d-1(b)(1)(ii)(F)

     (g)  [ ]  Parent Holding Company, in accordance with Sec.
               240.13d-1(b)(1)(ii)(G) (Note:  See Item 7)

     (h)  [ ]  Group, in accordance with Sec.
               240.13d-1(b)(1)(ii)(H)

Item 4.   Ownership

     As of December 31, 1995, the Trust was the beneficial owner of 2,784,938.90** shares of Common Stock, which represents 15.2% of the class. As of December 31, 1995, the Trust had the shared power to vote, or direct the vote of, and dispose, or direct the disposition of, 2,784,938.90 shares of Common Stock.


** Does not include (i) 2,136,359.05 shares of Common Stock owned by Marvin H. Schein, (ii) 895,708.48 shares of Common Stock owned by one trust established by Marvin H. Schein under Trust Agreement dated September 9, 1994 and two charitable remainder trusts established by Marvin H. Schein under Trust Agreements dated September 12, 1994 and December 26, 1995, of which Marvin H. Schein and Leslie J. Levine, are co-trustees, and (iii) 8,608,933.13 shares of Common Stock (other than the shares included in Item 4) held by certain other stockholders of the Company that are subject to the Amended and Restated HSI Agreement ("HSI Agreement"), dated as of February 16, 1994, between certain of the Company's stockholders and the Company, which generally provides that (a) the Voting Trust under agreement dated September 30, 1994 among certain stockholders of the Company and Stanley M. Bergman, as voting trustee (the "Voting Trust"), Pamela Schein, the Trust established by Pamela Joseph under Trust Agreement dated February 14, 1994, Marvin
     H. Schein, Stanley M. Bergman, Martin Sperber, James P. Breslawski, and Steven Paladino, (b) the spouse (or former spouse), children, grandchildren or direct lineal descendants of, or parents of, any of the persons in (a),
     (c) any estate of the persons in (b), (d) any executor, guardian, committee, or other fiduciary acting in such capacity (and the estates and trusts for which they so act) solely on behalf or for the benefit of any person referred to in (a) or (b), and (e) any entity owned exclusively by any person referred to in (a) and/or the individuals or entities referred to in (b), (c) or (d), must vote all shares of the Company's voting securities over which they have voting control for the Company's nominees to the Board of Directors, which nominees are selected in part by each of Stanley M. Bergman, Marvin H. Schein, Pamela Joseph, and Pamela Schein. Pursuant to the HSI Agreement, Stanley M. Bergman, Marvin H. Schein, Pamela Joseph, and Pamela Schein will each select a certain number of nominees for the Company's Board of Directors in accordance with the HSI Agreement until the earlier of the termination of the Voting Trust or January 1, 1999, subject to extension under certain conditions to January 1, 2004, unless certain changes occur in Marvin Schein's ownership of Common Stock or other changes occur in the Company's management. Currently, Mr. Schein, Ms. Joseph, and Ms. Schein are entitled to select one nominee each to the Board of Directors and Mr. Bergman is entitled to select the remaining nominees to the Board of Directors. Mr. Schein disclaims beneficial ownership of such shares.



Item 5.   Ownership of Five Percent or Less of a Class

     Not applicable.

Item 6.   Ownership of More than Five Percent on Behalf of
          Another Person.

     Marvin H. Schein and Leslie J. Levine, as co-trustees of the
Trust, share the right with the Trust to direct the receipt of dividends from, or the proceeds from the sale of, the 2,784,938.90 shares owned by the Trust.

Item 7.   Identification and Classification of the Subsidiary
          Which Acquired the Security Being Reported on By the
          Parent Holding Company

     Not applicable.

Item 8.   Identification and Classification of Members of the
          Group

     Not applicable.

Item 9.   Notice of Dissolution of the Group

     Not applicable.

Item 10.  Certification

     Not applicable.




                               SIGNATURE

     After reasonable inquiry and to the best of my knowledge and belief, I certify that the information set forth in this statement is true, complete and correct.


Date:  February 14, 1996



                                   /s/ Marvin H. Schein
                                   Marvin H. Schein, as
                                   co-trustee of the Trust
                                   established by Marvin H.
                                   Schein under Trust Agreement
                                   dated May 12, 1995


                                   /s/Leslie J. Levine
                                   Leslie J. Levine, as
                                   co-trustee of the Trust
                                   established by Marvin H.
                                   Schein under Trust Agreement
                                   dated May 12, 1995